UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2013, Hines Global REIT Properties, L.P. (the “Operating Partnership”), a majority-owned subsidiary of Hines Global REIT, Inc. ( “Hines Global” and, together with its subsidiaries, the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with the lenders party hereto, including, but not limited to, JPMorgan Chase Bank, National Association (“Chase”), as Administrative Agent, J.P. Morgan Europe Limited, as Administrative Agent for Foreign Currencies, JPMorgan Chase Bank, National Association, Toronto Branch, as Administrative Agent for Canadian Dollars, Bank of America, N.A., as Syndication Agent, U.S. Bank National Association, BMO Harris Financing, Inc. and Regions Bank, as Co-Documentation Agents, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners and Joint Lead Arrangers, providing for borrowings denominated in U.S. dollars, British pounds sterling, Euros, Australian dollars or Canadian dollars. The Credit Agreement amends and restates the Operating Partnership’s original credit agreement with Chase, entered into on April 13, 2012 and previously amended on December 14, 2012.

The Credit Agreement provides for borrowings up to $425.0 million under a revolving credit facility (the “Revolving Loan Commitment”) and $200.0 million under a term loan (the “Term Loan Commitment”), which we refer to collectively as the Revolving Credit Facility. The borrowings under the Revolving Loan Commitment may be denominated in U.S. dollars, British pound sterling, Euros, Australian dollars or Canadian dollars with aggregate foreign currency commitments constituting up to $212.5 million of the maximum amount available under the Revolving Loan Commitment. Pending future commitments, the maximum aggregate borrowings under the Revolving Loan Commitment could be increased to up to $750.0 million and the maximum aggregate borrowings under the Term Loan Commitment could be increased to up to $250.0 million. The Revolving Loan Commitment has a maturity date of May 22, 2016, subject to two one-year extensions at the Company’s option. The Term Loan Commitment has a maturity date of May 22, 2017, subject to a one-year extension at the Company’s option.

Interest on the loans will be payable based on either (a) the Alternate Base Rate plus the Applicable Rate or (b) the Adjusted LIBO Rate plus the Applicable Rate, subject to the Company’s election. The Alternate Base Rate is equal to the greater of: (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.5%, or (c) the Adjusted LIBO Rate for a one month period plus 1.0%. The Adjusted LIBO Rate is equal to the LIBO Rate for the applicable interest period, as determined by Chase, multiplied by the Statutory Reserve Rate determined by the Board of Governors of the Federal Reserve System of the United States of America, provided that, with respect to borrowings denominated in a foreign currency, the Adjusted LIBO Rate will be equal to the LIBO Rate, the CDOR Rate or the Australian Bill Rate, depending on the currency borrowed. The Applicable Rate is based on the Company’s ratio of indebtedness to total asset value and will be determined as set forth in the Credit Agreement. The Applicable Rate will range from 0.65% to 2.65% depending on the ratio of indebtedness to total asset value and the type of loan.

Upon entry into the Credit Agreement, on May 22, 2013, the Company borrowed $250.0 million under the Revolving Loan Commitment and $200.0 million under the Term Loan Commitment to repay $450.0 million in loans outstanding under its original credit agreement and under a bridge loan with Chase.

The Credit Agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. Additionally, the Credit Agreement places limits on the Company’s ability to make loans and invest in development projects, such that the Company’s investments in loans, development projects and certain other investments cannot exceed 25% of the Company’s total asset value. The Credit Agreement also requires the maintenance by the Company of certain ratios of indebtedness to total asset value, certain levels of debt service coverage, a minimum net worth and other certain unencumbered value and interest coverage ratios.

If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lenders’ commitments may be terminated. The occurrence of the bankruptcy-related defaults will result in the automatic termination of commitments and acceleration of the loans.

The Company and several of its affiliates have unconditionally guaranteed payment and performance of the Operating Partnership’s obligations under the Credit Agreement. The Company is required to maintain a pool of at least five properties that are unencumbered by debt and have an aggregate occupancy rate of more than 80%.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company and its affiliates involving the provision of financial services, including cash management, investment banking and trust services. In addition, the Company and some of its affiliates may enter into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.

The description above is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Amended and Restated Credit Agreement, dated as of May 22, 2013, among Hines Global REIT Properties, L.P. and the Lenders party thereto, JP Morgan Chase Bank, National Association, as Administrative Agent, J.P. Morgan Europe Limited, as Administrative Agent for Foreign Currencies, JPMorgan Chase Bank, National Association, Toronto Branch as Administrative Agent for Canadian Dollars, Bank of America, N.A., as Syndication Agent, and BMO Harris Financing, Inc., Regions Bank and U.S. Bank National Association, as Co-Documentation Agents, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners and Joint Lead Arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

May 29, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated May 22, 2013, by and among Hines Global REIT Properties, L.P. and the Lenders party thereto, JP Morgan Chase Bank, National Association, as Administrative Agent, J.P. Morgan Europe Limited, as Administrative Agent for Foreign Currencies, Bank of America, N.A., as Syndication Agent, and U.S. Bank National Association, BMO Harris Bank N.A. and Regions Bank, as Co-Documentation Agents, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, and Smith Incorporated, as Joint Bookrunners and Joint Lead Arrangers

4